Exhibit 99.2

Blackbaud Announces Appointment of New Chief Financial Officer

Charleston, S.C. (November 1, 2011) – Blackbaud, Inc. (Nasdaq: BLKB), the leading global provider of software and related services designed specifically for nonprofit organizations, today announced the appointment of Anthony W. Boor as senior vice president and chief financial officer, replacing Timothy V. Williams, who previously announced his retirement. As CFO, Boor will be responsible for the company’s financial reporting and controls, internal information technology needs and strategies, legal and administrative services. In addition he will have overall responsibility for the Company’s financial planning and analysis as well as developing long-term strategies to support the Company’s growth plans. He will begin his tenure at Blackbaud on November 14, 2011.

Boor has more than 18 years of executive leadership experience. Prior to joining Blackbaud, Boor spent 13 years with Brightpoint, Inc., which is a multi-billion dollar global distributor of wireless products and a logistic services provider to the wireless industry. He most recently served as Executive Vice President, chief financial officer and treasurer, where he helped lead the acquisition and integration of the company’s largest global competitor – doubling the company’s size and expanding the global operational footprint by 10 countries. Boor also previously served as Interim President of Brightpoint’s EMEA operations, as well as Director of Business Operations for Brightpoint North America.

“We are very pleased to welcome Tony Boor as the next Chief Financial Officer of Blackbaud. He has a long career as a financial and operational executive, with significant global experience and a proven track record of partnering with leadership teams to deliver strong performance at very large organizations. Tony will play a key role in helping Blackbaud to significantly scale our operating model and deliver against our long-term growth strategies,” said Marc Chardon, CEO of Blackbaud. “We also offer tremendous thanks and gratitude to Tim Williams for his 11 years of service at Blackbaud. He played an important role in establishing Blackbaud as a clear market leader in the nonprofit industry, and we wish him continued success and happiness in his retirement.”

“I’m very excited to be joining Blackbaud at this stage of its evolution,” said Boor. “Blackbaud is well-positioned to build its market leadership position on a global scale, and I look forward to leveraging my experience to help the company achieve its ambitious business goals and realize its full potential.”

A graduate of New Mexico State University, Boor began his career as a CPA with public accounting firms, including Ernst & Young and KPMG. He subsequently served as CFO and CIO of Expo New Mexico, the third largest state fairground facility in North America, Controller of Day Dream Publishing, and Director of Business Management at MacMillan Computer Publishing.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 25,000 customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare, and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management, and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has employees throughout the US, and in Australia, Canada, Hong Kong, Mexico, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact

Melanie Mathos

Blackbaud, Inc.

843.216.6200 x3307

media@blackbaud.com

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.